UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]            Preliminary Proxy Statement

[   ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]            Definitive Proxy Statement

[   ]            Definitive Additional Materials

[X]            Soliciting Material Pursuant to §240.14a-12

SEI INSTITUTIONAL MANAGED TRUST

SEI INSTITUTIONAL INTERNATIONAL TRUST

SEI INSTITUTIONAL INVESTMENTS TRUST

SEI TAX EXEMPT TRUST

SEI DAILY INCOME TRUST

SEI ASSET ALLOCATION TRUST

NEW COVENANT FUNDS

SEI CATHOLIC VALUES TRUST

SEI EXCHANGE TRADED FUNDS

ADVISER MANAGED TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee paid previously with preliminary materials.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Within the next two weeks, proxy materials will be sent to SEI Fund shareholders detailing three proposals.

Summary of three proposals:

Proposal 1: To elect, a slate of ten nominees, three of whom are new to the Board of Trustees of the Trusts.

Proposal 2: To amend the Agreement and Declaration of Trust for each of SIMT and SIT to reduce the shareholder quorum requirement from a majority to one-third (33-1/3%).

Proposal 3: To reclassify the diversification status of the SIMT Large Cap Growth Fund from diversified to non-diversified and eliminate a related fundamental diversification policy.

QUESTIONS AND ANSWERS

Q. Who is impacted?

A. The proxy materials will be sent to shareholders of the following funds:

Fund	Relevant Proposal
SEI Institutional Managed Trust (“SIMT”)	Proposal 1, Proposal 2, and Proposal 3
SEI Institutional International Trust (“SIT”)	Proposal 1, Proposal 2
SEI Institutional Investments Trust (“SIIT”)	Proposal 1
SEI Tax Exempt Trust (“STET”)	Proposal 1
SEI Daily Income Trust (“SDIT”)	Proposal 1
SEI Asset Allocation Trust (“SAAT”)	Proposal 1
SEI Exchange Traded Funds (“SETF”)	Proposal 1
Adviser Managed Trust (“AMT”)	Proposal 1
New Covenant (“NCF”)	Proposal 1
Catholic Values (“SCVT”)	Proposal 1

Q. What will be sent to investors?

A. Investors will receive proxy materials - a booklet that includes a Notice of Special Meeting of Shareholders, the Proxy Statement and a proxy card. If the necessary proxy cards are not returned in a timely manner, telephone calls will be placed to shareholders requesting that they complete and return the cards. If you have any questions about the proxy process, Contact your SEI Representative at 1-800-DIAL-SEI.

© 2024 SEI	1

Q. What are the proposals and why are investors being asked for their vote?

A. First, shareholders of each Trust are being asked to elect a slate of ten Trustees for the funds. Three of the nominees are new trustees and the remaining eight are existing trustees or independent consultants. The table below shows, by Trust, whether each Nominee is a current trustee of that Trust or will be a new trustee if elected.

	SIMT, SIT, SIIT, STET, SDIT, SAAT, SETF and AMT	NCF and SCVT
Nesher*	Current	Current
McGonigle*	New	New
Lesavoy+	Current	Current
Williams+	Current	Current
Taylor+	Current	Current
Cote+	Current	Current
Reynolds+	Current	Current
Melendez+	Current	New
Niepoky+	New	New
Walker+	New	New

* Interested Trustee Nominee

+ Independent Trustee Nominee

Proposal 1 arises from legal requirements that apply to mutual funds, such as the Funds. Vacancies on a trust’s Board may be filled by appointment of a Trustee (without a shareholder vote) only if, immediately after such appointment, more than two-thirds of the registered investment company’s board of trustees have been elected by shareholders.

Currently, the Board is unable to appoint a Trustee to fill current vacancies on certain Boards of the Trusts because immediately after such appointment, fewer than two-thirds of such Trustees would be elected by shareholders. Therefore, shareholder approval of either a new Trustee or one of the current Trustees who was not previously elected is required before any new Trustee can be added to fill the current vacancies on the Board. Please note that for SETF and AMT, although all current Trustees were elected by shareholders, those Trusts are still seeking that shareholders re-elect all current Trustees and elect the new Nominees for Trustee to promote efficiency and to attempt to reduce future costs and expenses of the Funds. As such, if the Nominees and all of the current Trustees are elected, following the Meeting, all of the Trustees of the Trusts will be elected by shareholders, which will likely permit the Board to fill several future vacancies before next having to incur the costly expense of a proxy solicitation.

Second, SIMT and SIT are proposing an amendment to their governing documents that would reduce the quorum requirement for shareholder meetings from a majority to one-third (33-1/3%). A quorum represents the number of shareholders that must be present at a meeting, in person or by proxy, for a valid shareholder vote. The Funds have a wide shareholder base, which can make it difficult to obtain a sufficient number of responses from shareholders to achieve quorum. In considering whether to recommend that shareholders vote to reduce the shareholder quorum requirement, the Board primarily considered the cost to the Funds of proxy solicitation, the potential savings the Funds may achieve over time , and the current misalignment with other SEI Funds.

This second proposal will ONLY apply to shareholders of SIMT and SIT.

Third, SIMT is proposing to reclassify the diversification status of its Large Cap Growth Fund from diversified to non-diversified and eliminate a related fundamental diversification policy. Under the Investment Company Act of 1940, a mutual fund must state as a fundamental policy whether it is “diversified” or “non-diversified.” Currently, the SIMT U.S. Large Cap Fund is classified as a “diversified” fund, which means that it may not, with respect to 75% of its total assets, invest in securities of any issuer if, as a result of such investment (i) more than 5% of the value of the fund’s total assets would be invested in securities of any one issuer, or (ii) the fund would hold more than 10% of the

© 2024 SEI	2

outstanding voting securities of any one issuer. (With respect to the remaining 25% of its total assets, a diversified fund may invest more than 5% of its total assets in the securities of one issuer).

This reclassification is proposed in the context of developments in the large cap growth segment of the U.S. equity markets in recent years. For example, as of August 14, 2024, approximately 47.5% of the Fund’s performance benchmark index was allocated to issuers that each individually constitutes over 5% of the index. The proposal is intended to permit the Large Cap Growth Fund to invest in individual issuers constituting greater than 5% of the Fund’s assets that in the aggregate exceed 25% of Fund assets.

SEI Investments Management Corporation (“SIMC”) believes that the increased investment flexibility that arises from reclassifying as a non-diversified fund may provide opportunities to enhance the Fund’s performance by allowing the Fund to acquire and hold larger positions in the securities of certain issuers if and when SIMC or a sub-adviser believes doing so justifies the risks involved. SIMC further believes this flexibility will allow it to better align the Fund’s portfolio with SIMC’s or a sub-adviser’s philosophy and portfolio construction process with respect to a large cap growth strategy. SIMC and the Board believe that reclassifying the Fund as non-diversified would be in the best interests of the Fund and its shareholders because operating as a non-diversified investment company would provide the Fund’s investment team with increased investment flexibility and potential for better investment performance over time. In any event, the Fund will remain diversified for tax purposes, which applies a separate portfolio test.

If the proposal is approved by shareholders of the Large Cap Growth Fund, it is expected to become effective on or about January 2025 in connection with the Fund’s annual update of its registration statement.

Q. What can Advisors do?

A. Advisors can recommend to their shareholders that their vote is important. Instructions on how shareholders can vote will be provided in the proxy voting materials sent via e-mail or hard copy.

Shareholders will receive a package within the next two weeks regarding a Special Shareholder Meeting scheduled for October 16, 2024. The package will include a proxy statement with details on certain proposals, which affect your Fund(s) and require a shareholder vote.

SHAREHOLDERS SHOULD…

· Read the proxy statement carefully because it contains important information; and,

· Vote their proxy immediately. Shareholders will have several ways to vote, which will enable them to vote on these issues quickly and easily.

A prompt response will enable the Funds to hold the shareholder meeting on time and save the expense of additional solicitation costs if not enough shareholders vote.

Any proxy-related questions please can be addressed via the toll-free information line at

1-800-DIAL-SEI.  The proxy statement will also be available for free on the website of the

United States Securities and Exchange Commission.

© 2024 SEI	3